UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2006

Tenet Healthcare Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road, Dallas, Texas 75240

(Address of principal executive offices)

(469) 893-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 2, 2006, Tenet Healthcare Corporation (the “Company”) issued a press release reporting the financial results of the Company for the quarter ended December 31, 2005. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in a Form 8-K filed on January 19, 2006, Tenet Healthcare Corporation (the “Company”), as a result of an independent accounting investigation, determined that it was necessary to restate its financial statements for the fiscal years ended May 31, 2000, 2001 and 2002, the seven-month transition period ended December 31, 2002, and the calendar years ended December 31, 2003 and 2004, and that these financial statements should no longer be relied upon. The approximate impact of the restatement adjustments anticipated at the time of filing was disclosed in the Form 8-K.

As disclosed in a Form 8-K filed on February 22, 2006, the Company concluded that a $120 million component of a $744 million deferred tax valuation allowance previously charged against additional paid-in capital was incorrect and should have been recorded as tax expense in the Company’s 2004 income statement. As a result, the Company’s 2004 financial statements should no longer be relied upon for that reason. The Company has determined that this adjustment does not impact its previously reported quarterly reports for 2005.

In the course of finalizing the adjustments resulting from the independent accounting investigation, additional adjustments were identified and it has been determined that certain prior period reserves released by the Company during the fiscal years ended December 31, 2003 and 2004 should have been released as of December 31, 2002 or earlier. As a result, it is necessary to further restate the Company’s financial statements for the calendar year ended December 31, 2004 and periods back to and including the fiscal year ended May 31, 1999. Since the financial statements for the calendar year ended December 31, 2004 are being restated for these adjustments, the Company recorded audit differences that were previously deemed immaterial for 2004, which will result in the Company restating all of its previously reported 2005 quarterly financial statements due to the effect of the 2004 audit differences on its 2005 quarterly periods. As a result of the foregoing, the Company’s previously reported financial statements for the 2005 quarterly periods, should also no longer be relied upon.

The applicable restated financial results are reflected in the press release filed pursuant to Item 2.02 and will be included in the Company’s 2005 Annual Report on Form 10-K and Form 10-Q/As for the 2005 quarterly periods, to be subsequently filed, and the impact of all of the restatement adjustments described above follows:

($ in Millions except per share amounts)

	Increase / (Decrease) in Pre-tax Income	Increase / (Decrease) in Net Income	Increase / (Decrease) in Fully Diluted Earnings Per Share

Fiscal Year Ended May 31, 1999	$31	$19	$0.04

Fiscal Year Ended May 31, 2000	$40	$25	$0.05

Fiscal Year Ended May , 31, 2001	$53	$33	$0.07

Fiscal Year Ended May 31, 2002	$45	$28	$0.06

Seven-months Ended December 31, 2002	$(9)	$(5)	$(0.01)

Year Ended December 31, 2003	$(139)	$(87)	$(0.19)

Year Ended December 31, 2004	$(2)	$(166)	$(0.36)

Quarter Ended March 31, 2005	$(1)	$(1)	$0.00

Quarter Ended June 30, 2005	$(12)	$(12)	$(0.03)

Quarter Ended September 30, 2005	$7	$7	$0.02

Management and the Audit Committee have discussed this information with KPMG, our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date: March 2, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Tenet Healthcare Corporation, dated March 2, 2006.